Report of Independent Registered
Public Accounting Firm




To the Board of Trustees and
Shareholders of Green Century Funds:

In planning and performing our audits of the financial statements of Green
Century Balanced Fund, Green Century
Equity Fund, and Green Century MSCI
International Index Fund (collectively the
Funds) as of and for the year ended July
31, 2017, in accordance with the
standards of the Public Company
Accounting Oversight Board (United
States), we considered the Funds
internal control over financial reporting, including controls over safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Funds internal control over financial reporting.
Accordingly, we express no such
opinion.

Management of the Funds is responsible
for establishing and maintaining effective internal control over financial reporting.
In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. A funds internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles.
A funds internal control over financial
reporting includes those policies and
procedures that (1) pertain to the
maintenance of records that, in
reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the fund (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the fund are being made only in accordance with authorizations of management and trustees of the fund and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the funds assets that could have a material effect on the financial statements.

Because of its inherent limitations,
internal control over financial reporting may not prevent or detect misstatements.
Also, projections of any evaluation of
effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with policies or procedures may deteriorate.

A deficiency in internal control over
financial reporting exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the Funds annual or interim financial statements will not be prevented or detected on a timely basis.

Our consideration of the Funds internal
control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control that might be material weaknesses under standards established by the Public Company Accounting
Oversight Board (United States).
However, we noted no deficiencies in
the Funds internal control over financial reporting and its operations, including controls over safeguarding securities that we consider to be a material weakness as defined above as of July 31, 2017.

This report is intended solely for the
information and use of management and
the Board of Trustees of the Funds and
the Securities and Exchange
Commission and is not intended to be
and should not be used by anyone other
than these specified parties.

/s/ KPMG LLP

Boston, Massachusetts September 29,
2017